EXHIBIT 10.17

                           SOFTWARE DEVELOPMENT AND
                              LICENSE AGREEMENT

      This Agreement ("Agreement") is made and entered into as of this 31st day of October, 2000 ("Effective Date") by and between Global Enterprise Technology Solutions, LLC ("GETS") and Pegasus Solutions, Inc., a Delaware corporation ("Licensee") (each a "Party" and together the "Parties.").

                                  BACKGROUND

 A. GETS is developing and has developed certain proprietary software products that can be used to incorporate an Internet browser as a client and operate as a centrally hosted service using Internet and intranet communications and protocols which include CRS, PMS, POS and similar hospitality-based functionality.

 B. Licensee wishes to assist GETS in completing its development of such software products, and GETS wishes to obtain such assistance from Licensee.

 C. GETS wishes to grant to Licensee, and Licensee wishes to obtain from GETS, a license to use GETS's software products on the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements herein, the Parties hereto agree as follows:

 1. DEFINITIONS

 As used in this Agreement:

 1.1  "Customer" means a third party that receives Services from Licensee.

 1.2 "Deliverables" means the Software, Documentation, and other deliverables to be provided by GETS as set forth in the Statement of Work.

 1.3 "Development Period" means that period of time beginning on the Effective Date and continuing until the later of (i) Licensee providing to GETS written acceptance of all Deliverables under the Statement of Work as described in Section 3.2; or (ii) five (5) years after the Effective Date.

 1.4 "Documentation"  means  the  written  reference  materials  which   GETS
 furnishes to Licensee in connection with the Software or this Agreement.

 1.5 "Escrow Agreement" means the escrow agreement in the form attached as Exhibit A.

 1.6 Intellectual Property Rights" means all rights in, to, or arising out of: (i) any U.S., international or foreign patent or any application therefor or any and all reissues, reexams, divisions, continuations, continuations-in-part, renewals, invention certificates, invention registrations, utility models, and extensions thereof; (ii) trade secrets;
 (iii) trademarks, service marks and trade names, and all registrations and applications therefore in the U.S. or any foreign country; (iv) copyrights, copyright registrations, and applications therefor in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world; or (iv) any other intellectual property or proprietary rights in the Deliverables anywhere in the world.

 1.7 "Services" means the following services provided by Licensee to a third party: Remote hosting of all functions supported by Software allowing multiple customers to access applications to review, update, process and report on data using Web browsers connected to a central data center by employing Internet class technologies. Pegasus may charge for these services on a transaction, rental, or lease basis. Pegasus will offer sales, installation, training and support services to customers based on their use of the Software.

 1.8 "Site" means each physical location specified in Exhibit B that is under Licensee's control. The Parties may from time to time mutually agree upon amendments to Exhibit B to reflect additions and deletions of offices of Licensee (but not affiliates) as appropriate.

 1.9 "Software" means collectively the software applications, databases, designs, code and documentation developed and used by GETS, including any and all applications developed in Visual Basic, Visual C++, and Java and/or any other programming language to develop software for uses incorporating an Internet browser as a client and intended to be operated as a centrally hosted service engine using Internet or intranet communications and protocols which includes CRS, PMS, POS and similar hospitality-based functionality. It is understood and agreed that GETS shall provide any updates, improvements, enhancements or modifications to Licensee without additional fees and/or additional terms and conditions in accordance with
 Section 2.3 below. "Software" includes only those applications identified on the Product Pipeline Project Requirement Analysis attached hereto as Exhibit E, which may be modified from time to time upon mutual agreement of the Parties.

 1.10 "Source Materials" means (i) the source code for the Software; (ii) any source code that implements any portion of the functionality embodied in any of the foregoing; and (iii) any portion or other human perceivable versions of any of the foregoing.

 1.11 "Statement of Work" means the written statement of work for completing development of the Software originally signed by both Parties in the form attached as Exhibit C hereto, and as revised or supplemented in accordance with Section 2.3.

 1.12 "Technology" means any and all technology and technical information, including technical data, inventions (whether or not patented or patentable), designs, concepts, processes, algorithms, formulae, techniques, invention disclosures, improvements, know-how, software, specifications, data books, schematics, netlists, models, test programs, diagrams, manufacturing requirements, drawings, works of authorship, masks, layouts, rules and any other technical subject matter.

 2. DEVELOPMENT

 2.1 Project Managers. Each Party shall designate in writing one or more project managers to manage and coordinate its participation and activities in connection with the development of the Software. The initial project managers for GETS shall be Ric Patrick, and the initial project manager for Licensee shall be Karl Frandsen and Keith Cook. The project manager for each Party may be replaced upon written notice thereof to the other Party.

 2.2 Review Meetings. Review meetings to discuss the progress of the Software development will be scheduled at Licensee's facilities as mutually agreed by the Parties. Such meetings shall be for information purposes only and shall not be binding upon either Party unless the Parties otherwise mutually agree in writing.

 2.3 Statement of Work Changes. Licensee may request additions, enhancements, deletions, and any other changes ("Changes"), including, but not limited to, changes in the Software, schedule of work, personnel being used and the priorities of development, to the Statement of Work at any time prior to the end of the Development Period. All requested Changes shall be in writing. GETS will notify Licensee if GETS believes that a requested Change may materially affect its cost or schedule for performing the Software development.

 2.4  Software Development.

      a) It is understood and agreed that GETS has not yet completed development of the Software. Accordingly, subject to the terms and conditions of this Agreement, each Party agrees to perform its respective responsibilities, including meeting milestones, set forth in the Statement of Work. Each Party will notify the other of any unanticipated issues that it believes may result in delays or difficulty in complying with a delivery milestone.

      b) Subject to the terms and conditions of this Agreement, Licensee may use the Software and the Documentation, provided by GETS, in accordance with
 Section 4.1 below without charge during the Development Period. Licensee acknowledges, however, that Software delivered to Licensee prior to the end of the Development Period, and the Documentation therefor, may contain defects and bugs.

 2.5 Evaluation. Licensee shall provide feedback to GETS concerning the functionality and performance of the Software from time to time as reasonably requested by GETS, including identifying potential errors and improvements.

 2.6 Development Expenses. Licensee shall reimburse GETS for all reasonable expenses ("Development Expenses") incurred in connection with the development and testing of the Software hereunder prior to the end of the Development Period, including actual payroll expenses, consulting services, contract labor, software licenses, equipment requirements, and any other expenses associated with the development of the Software pursuant to the Agreement. GETS will pre-invoice Licensee monthly for any expenses incurred that are within 110% of a budget (the "Budget") that has been approved by Pegasus. For all expenses that exceed 110% of the amount provided therefor in the Budget, GETS will obtain approval from Pegasus prior to invoicing. GETS will continue to use the current cost analysis methodology as a basis for providing the Budget for the Software and any Changes thereto. Upon request of Licensee, GETS will provide Licensee with a copy of all supporting documentation necessary to verify all Development Expenses.

 2.7 Support of Existing GETS Customers. GETS shall remain responsible for any and all support and expenses related to any GETS' customers existing prior to the Effective date including, but not limited to, Starwood and Inn Suites. Licensee has no obligations or responsibilities for any support of and/or expenses related to GETS' customers that are using the Software prior to the Effective Date.

 3. DELIVERY AND ACCEPTANCE/ESCROW

 3.1 Delivery. The milestones for delivery to Licensee of the Deliverables will be set forth in the Statement of Work.

 3.2 Acceptance. After the Development Period with respect to a Statement of Work, each Deliverable shall be accepted or rejected by Licensee in accordance with the following (and each party agrees to cooperate with the other party to facilitate the following procedure):

      a) GETS will notify Licensee in writing when product development is complete and each Deliverable is ready for acceptance testing.

      b) Upon receipt of such notice, Licensee and GETS shall arrange a meeting and meet at Licensee's Site and at such meeting GETS will demonstrate the Deliverable on equipment reasonably suitable to test the Deliverables for use in a real business environment and Licensee will witness and may participate in such test. The meeting referred to in this
 Section 3.2(b) shall occur within fifteen (15) days from the date of receipt by Licensee of the notice that the Deliverable is ready for acceptance testing or such shorter period to which the Parties may mutually agree in writing. Such equipment shall be within the scope of the Statement of Work.

      c) Prior to expiration of the initial 15-day evaluation period described in Section 3.2(b), Licensee shall deliver to GETS either a written certification that Licensee accepts the Deliverable or a written rejection that includes a description of all Defects in the Deliverable. As used herein, "Defect" means a specific failure of the Deliverable to conform in all material respects, in the real business world environment, to an objective requirement of the Statement of Work, which failure is identified by Licensee during such initial evaluation period. Defect shall not include any problems or failure to conform to the Statement of Work caused solely by the equipment or other software of Licensee provided that such equipment and other software are within the scope of the Statement of Work. The Deliverables may be rejected only for Defects.

      d) GETS shall have a reasonable period of time, not to exceed forty-five (45) days, after receipt by GETS of the written description of Defects in accordance with this Section 3.2 to remedy each Defect or to demonstrate that no Defect is present. GETS shall use best efforts to do so; provided, however, that Licensee shall use best efforts to provide promptly to GETS the assistance and information requested by GETS in connection therewith, including access to facilities and personnel as required to reproduce and determine the cause of the Defect and to test any corrections implemented by GETS. GETS will notify Licensee in writing when the Deliverable is ready to be re-tested. During a period not to exceed fifteen (15) days from Licensee's receipt of such notice, Licensee and GETS shall meet at Licensee's Site to retest the Deliverable and at such meeting GETS will demonstrate the Deliverable on Licensee's equipment and Licensee will witness such test. Prior to the end of such 15-day re-evaluation period, Licensee shall certify in writing to GETS that Licensee accepts the
 Deliverable if, upon such retest, no Defects are produced during such demonstration. Otherwise, Licensee shall deliver to GETS prior to the end of such re-evaluation period a written rejection that includes a description, in accordance with section 3.2(c), of all Defects that occurred. The Parties will repeat the process set forth in this Section 3.2(d) after each retest unless the Deliverable is accepted or a Release Condition occurs under Section 3.3 below.

      e) Each Deliverable shall be deemed accepted by Licensee to the extent that GETS does not receive from Licensee written notice of Defects in accordance with the foregoing prior to the end of the applicable evaluation period. In the event that GETS's work on a Deliverable depends upon or is affected by acceptance of another Deliverable and in the event of a delay in accepting such other Deliverable, GETS's time for providing the first Deliverable shall be extended by the period of the delay. Upon acceptance or completion of all of the Deliverables by Licensee, each of GETS and Licensee shall instruct the escrow agent to terminate the Escrow Agreement, and Section 3.3. shall automatically terminate.

 3.3  Escrow.

      a) Deposit and Release Conditions. GETS will deposit the Source Materials in escrow within three (3) days after the Parties enter into the Escrow Agreement and payment of all escrow fees by Licensee. GETS will deposit updated Source Materials in escrow, reflecting the then most recent version of the Software, within ten (10) days after the end of each calendar month during the Development Period. Licensee shall pay all fees arising out of or in connection with the Escrow Agreement, and GETS shall have no obligation to pay such fees. The release conditions for release of the Deposit Materials under the Escrow Agreement (the "Release Conditions") shall be GETS's receipt of Licensee's written election to obtain the release of the Deposit Materials in accordance with Section 3.3(b) below and the occurrence of either of the following (each of the following a "Default"):

           (i) Licensee demonstrates that a Defect identified to GETS in accordance with Section 3.2 has not been corrected as shown by Licensee's second retest of the applicable Deliverable under Section 3.2(d) after GETS's notice under Section 3.2(a) that said Deliverable is ready for acceptance testing;

           (ii) GETS fails to provide a Deliverable (whether or not conforming) to Licensee for retesting by the end of the time period specified in Section 3.2(d) (as may be extended in accordance with 3.2(d)); or

           (iii) GETS fails to deliver a conforming Deliverable to Licensee for more than sixty (60) days after the mutually agreed upon milestone for that Deliverable (extended by any extensions under Section 3.2(d)).

      b)  Release.  Upon the  occurrence of a  Default, Licensee shall either
 (i) request the release of the Source Materials; or (ii) waive the Default. Licensee shall notify GETS in writing electing one of such options within fifteen (15) days after the occurrence of the Default. In the event that GETS does not receive such notice from Licensee within such fifteen (15) day period, the Default shall be deemed waived. Upon waiver of a Default, each Party shall be obligated to proceed under the terms of Section 3.2 of this Agreement as if only one re-testing had been performed or otherwise as mutually agreed in writing. Upon satisfaction of the Release Conditions, Licensee's payment obligations under this Agreement that have not become due by such time shall also terminate except to the extent the Parties otherwise mutually agree in writing.

      c) Rights Upon Release. Subject to the terms and conditions of this Agreement and upon proper release of the Source Materials to Licensee in accordance with Section 3.3(b) and the Escrow Agreement, Licensee will have an exclusive, royalty-free right to use the Source Materials internally to the extent necessary to complete the development, or correct the Defects, for which GETS was responsible in accordance with the Statement of Work. Subject to the following, Licensee shall have the right to continue to use such software solely in accordance with Sections 4.1.

 4. GRANT OF RIGHTS

 4.1 License. Subject to the terms and conditions of this Agreement, GETS hereby grants to Licensee an exclusive right and license to use the Software and the Documentation, for use in offering, selling, marketing and otherwise providing Services to Customers; provided, however, that Licensee acknowledges that Starwood Hotels and Resorts Worldwide, Inc. ("Starwood") is currently using certain underlying technology and components which are incorporated in the Software pursuant to a certain Software License and Maintenance Agreement between Starwood and Enterprise Hospitality Solutions Inc. (an affiliate of GETS), a copy of which has been provided to Licensee.

 4.2 Right to Sublicense. Subject to the terms of this Agreement, GETS hereby grants Licensee a nontransferable right to sublicense the Software and the Documentation to subsidiaries, joint ventures or partnerships in which Licensee has majority interest and/or Licensee's corporate accounts or customers, provided that Licensee shall have each sublicensee execute a Sublicense Agreement containing the terms specified on Exhibit D.

 4.3 Lapse of Exclusivity. The License shall become a nonexclusive right upon the occurrence of any of the following:

      a) If Licensee fails to exercise any Option (as defined in that certain Purchase Agreement dated as of October 30, 2000 by and among GETS, Licensee and certain other signatories thereto and to which this Agreement is attached); or

      b) The failure by Licensee during the Development Period to deliver amounts due under Section 2.6 for 30 days after delivery of notice from GETS of such failure.

      4.4 Restrictions. Licensee shall not copy, distribute, reproduce, use, display, allow access to, modify, adapt, translate or otherwise prepare derivative works of the Source Materials, Software or other Confidential Information of GETS except to the extent expressly authorized in this Agreement. It is acknowledged and agreed that this Section 4 grants to Licensee no right to modify, adapt or translate the Software, Source Materials or Documentation other than as contemplated by Section 3. Licensee shall not exercise its rights under this Agreement in any manner, or take any other action, which adversely affects GETS's ownership and rights in the Software, Source Materials, or other Confidential Information of GETS. The rights and licenses of Licensee in this Section 4 may be exercised using only the most recent version of such Documentation, Software and Confidential Information provided by GETS to Licensee. Licensee shall promptly notify GETS in writing of any unauthorized use of, or any claim or proceeding involving, such Software, Source Materials, or other Confidential Information. Software that is not in the possession of Licensee when used by Licensee to provide the Services to a Customer shall be retrieved or destroyed by Licensee reasonably promptly upon termination of the applicable Services for that Customer. Each Customer receiving a copy of the Software, or owning hardware on which the Server software is installed, shall be contractually prohibited from reverse engineering, interrogating, reproducing, decompiling, distributing or otherwise reducing to human perceivable form such Software except to the extent that such restrictions are prohibited by applicable law. Licensee shall provide GETS with access to Licensee's facilities, at reasonable times and upon reasonable notice, to verify Licensee's compliance with the terms of this Agreement. ALL RIGHTS NOT EXPRESSLY GRANTED HEREUNDER ARE RESERVED TO GETS.

      4.5 Ownership. Licensee acknowledges that the licenses granted pursuant to this Agreement do not provide Licensee with title or ownership of the Software, Source Materials, Documentation, other Deliverables, or copies thereof, but only a right of limited use. Except to the extent otherwise mutually agreed in writing, GETS shall own and retain all right, title and interest, including all Intellectual Property Rights, in and to the Software, Source Materials, Documentation, other Deliverables, all other works of authorship created by GETS, and copies thereof, free and clear of any and all Licensee Intellectual Property Rights, and Licensee shall not have or obtain any right, title or interest therein or thereto. Except for GETS's rights in accordance with this Agreement, including its underlying Intellectual Property Rights, and as otherwise provided in Section 3.3(c), Licensee shall own all right, title and interest in and to the software that Licensee creates in accordance with the terms and conditions of this Agreement.

 5. FEES; OTHER PAYMENTS

 5.1 Development Expenses. In consideration for the rights granted hereunder, Licensee shall pay GETS an amount equal to the Development Expenses incurred by GETS prior to the end of the Development Period and associated with the period following the date of GETS's previous invoice to Licensee, all in accordance with Section 2.6. Invoices will be rendered to Licensee's accounts payable department at Licensee's address set forth above. Licensee shall pay GETS in full the amounts set forth on each invoice submitted to Licensee by GETS hereunder within thirty (30) days of the date thereof subject to any credits and rights of offset.

 5.2 Royalty for Non-Exclusive License. In the event that this License becomes non-exclusive pursuant to Section 4.3, then Licensee shall pay GETS 20% of all revenue generated from the Software by Licensee, less any Development Expenses paid by Licensee to GETS pursuant to Sections 2.6 and 5.1.

 5.3 Taxes. The amounts payable under this Agreement are payable in full without reduction for any taxes, duties or tariffs; provided that GETS will pay any sales and other taxes imposed on such payments or on the development and/or delivery by GETS of the Software to Licensee in accordance with this Agreement. Licensee shall be responsible for all other sales, use, value-added, withholding and other taxes imposed by any federal, state or local governmental entity as a result of the exercise by Licensee of its rights under this Agreement, excluding U.S taxes based upon GETS's income, and in the event GETS becomes legally obligated to pay or collect any taxes referred to in this sentence (other than U.S. taxes based upon GETS's income), the appropriate amount shall be invoiced to and paid by Licensee unless Licensee provides GETS with a valid tax exemption certificate authorized by the appropriate taxing authority.

 5.4 U.S. Dollars. All fees quoted and payments made hereunder shall be in U.S. Dollars.

 5.5 Late Payment. Any payments due under this Agreement which are not paid when due shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional one and one half percent (1.5%) per annum, calculated on the number of days such payment is delinquent. This Section 5.5 shall in no way limit any other remedies available to any party.

 6. WARRANTY, DISCLAIMER AND INDEMNIFICATION

 6.1 Warranty. GETS warrants that (a) at the time of delivery the media on which the Software is furnished shall be free from material defects in materials and workmanship and (b) the Software will function in all material respects in accordance with the Documentation relating to the Software.

 6.2 Fixes and Subsequent Releases. GETS will promptly provide to Licensee without charge during the term of this Agreement, minor corrections and bug fixes for the Software that GETS designates as such and makes generally available to its other licensees of the Software, if any, without charge. GETS will also provide all subsequent releases, versions, updates, enhancements and other modifications during the term of this Agreement.

 6.3  Disclaimer.   EXCEPT FOR  THE LIMITED WARRANTIES EXPRESSLY SET FORTH IN
 SECTION 6.1, THE SOFTWARE, DOCUMENTATION AND OTHER DELIVERABLES ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND GETS SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

 6.4 GETS Indemnification. GETS shall indemnify, hold harmless, and at Licensee's option defend, Licensee from and against all losses, expenses, costs, damages and liability (including reasonable attorneys' fees) arising out of, relating to or in connection with any breach by GETS of any representations or warranties or covenants of GETS contained herein, other than for the matters set forth in the immediately following sentence. In the event the Software, Documentation or any Deliverable infringes, or if GETS or Licensee reasonably believes is likely to infringe, any intellectual property or proprietary right of a third party, Licensee agrees to permit GETS or a third party at GETS's expense and option, to (i) procure for Licensee the right to continue using such Software, Documentation or
 Deliverable; (ii) replace or modify the Software, Documentation, or Deliverable or part thereof in such a way that it is non-infringing; or if each of options (i) and (ii) will require GETS to incur costs and expenses, including without limitation engineering time, license fees and royalties, greater than the amount GETS has actually received from Licensee for any reason, then GETS may terminate this Agreement and refund to Licensee any amounts paid by Licensee to GETS. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF GETS AND THE EXCLUSIVE REMEDY OF LICENSEE, WITH RESPECT TO ALL ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS, OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE SOFTWARE, DOCUMENTATION OR OTHER DELIVERABLES.

 6.5 Licensee Indemnification. Licensee shall indemnify, hold harmless, and at GETS's option defend, GETS from and against all losses, expenses, costs, damages and liability (including reasonable attorneys' fees) arising out of, relating to or any third party action or claim brought or threatened against GETS in connection with any breach by Licensee of any representations or warranties or covenants of Licensee contained herein.

 6.6 Licensee's Customers. Licensee shall be solely responsible for, and GETS shall have no obligation to honor, any representations or warranties that Licensee provides to Customers with respect to the Software, except for the express warranties provided by GETS to Licensee in Section 6.1. If there are any obligations to provide support and/or maintenance to Customers, Licensee shall be solely responsible for providing such support and maintenance. Licensee shall indemnify, hold harmless, and at GETS's option defend, GETS from and against all losses, expenses, costs, damages and liability (including reasonable attorneys' fees) arising from any third party action or claim brought or threatened against GETS in connection with
 (i) any representations or warranties to Customers, express, implied, statutory, or otherwise; or (ii) the use by Licensee of the Software or the Source Materials. The foregoing indemnification by Licensee shall not apply to claims to the extent caused directly by an actual breach by GETS of its warranties set forth in Section 6.1 or to the extent caused by the infringement of a third party's Intellectual Property Rights caused solely by the Software in the form provided by GETS.

 7. LIMITATION OF LIABILITY

 IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

 8. CONFIDENTIALITY

 8.1 Definition. Confidential Information means any information disclosed by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") under this Agreement, either directly or indirectly, in writing, orally or by inspection of tangible objects, which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information only if such information is confirmed as being Confidential in a writing delivered to the Receiving Party before, or within thirty (30) days after, the initial disclosure. Subject to the foregoing, Confidential Information shall include information relating to the financial performance, strategy, customers, or suppliers of each Party. Confidential Information of GETS shall include the Statement of Work, the Source Materials, the Documentation, and all information, software and materials to the extent based upon, derived from or developed with reference to any of the foregoing. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the Disclosing Party; (ii) becomes publicly known and made generally available after disclosure by the Disclosing Party to the Receiving Party through no action or inaction of the Receiving Party; (iii) is already in the possession of the Receiving Party at the time of disclosure by the Disclosing Party as shown by the Receiving Party's files and records immediately prior to the time of disclosure; (iv) is obtained by the Receiving Party from a third party without restriction and without a breach of such third party's obligations of confidentiality; or (v) is independently developed by the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party, as shown by documents and other competent evidence in the Receiving Party's possession.

 8.2  Obligations.    The  Receiving  Party  shall  not  use the Confidential
 Information of the Disclosing Party in any manner except for use as expressly authorized in this Agreement. The Receiving Party shall maintain the Confidential Information of the Disclosing Party in strict confidence and shall not disclose the Confidential Information of the Disclosing Party to any third party without the Disclosing Party's prior written consent. Without limiting the foregoing, the Receiving Party shall use at least the same procedures and degree of care that it uses to protect its own confidential information of like importance, and in no event less than reasonable care. In the event that an order or requirement of a court, administrative agency, or other governmental body requires Confidential Information of the Disclosing Party be disclosed, the Receiving Party shall provide prompt advance notice thereof to the Disclosing Party reasonably sufficient to enable the Disclosing Party to seek a protective order and otherwise prevent public disclosure of such information, provided, however, that if such order is not quashed, limited or extended, Receiving Party may thereafter comply with such order as required by applicable law.

 8.3 Additional Source Material Protections. Each copy and each derivative work of the Source Materials shall be marked as the confidential and proprietary property of GETS to which access is restricted, and shall be kept and used securely solely at the Site. Source Materials shall not be placed on a computer that is connected to a network that may be accessed by persons other than Licensee's employees. Licensee shall not disclose the Source Materials to any third party without GETS' prior written consent and without obtaining such third party's written agreement to comply with terms and conditions governing the disclosure and use thereof that are at least as protective of GETS as the terms and conditions of this Agreement. Licensee will use its best efforts to ensure that all persons to whom the Source Materials have been disclosed abide by the terms of Licensee's confidentiality obligations hereunder. Licensee shall keep records of all persons who have access to the Source Materials, any software in human perceivable form that uses, is based upon, derived from, or relates to the Source Materials or other Confidential Information of GETS and such other records as reasonably necessary to enable GETS to verify compliance with this Agreement. At GETS' request, Licensee agrees to provide such records to GETS for review; provided, however, that GETS will use such records solely for purposes of tracking and protecting its technology and Confidential Information.

 8.4 Notification of Security Breach. Licensee agrees to notify GETS promptly in the event of any breach of its security, under conditions in which it would appear that the trade secrets contained in the Source Materials or Documentation were prejudiced or exposed to loss. Licensee shall, upon request of GETS, take all other reasonable steps necessary to recover any compromised trade secrets disclosed to or placed in the possession of Licensee by virtue of this Agreement. The cost of taking such steps shall be borne solely by Licensee, except to the extent GETS caused the breach.

 8.5  Injunctive  Relief.   The  Parties acknowledge  that  any breach of any
 obligations with respect to confidentiality, or use or disclosure of Confidential Information hereunder would cause irreparable harm to the Disclosing Party for which monetary damages would be inadequate, and, accordingly, the Receiving Party agrees that in the event of such breach or threatened breach, the Disclosing Party shall be entitled to obtain equitable relief to protect its interest therein, including but not limited to preliminary, and permanent injunctive relief. The foregoing shall not limit any other remedies the parties may have at law or equity.

 9. TERM AND TERMINATION

 9.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in force unless terminated a Party materially breaches any term or condition of this Agreement and fails to cure that breach within sixty (60) days after receiving written notice of the breach, in which event the non-breaching Party may terminate this Agreement on written notice at any time following the end of such sixty (60) day period.

 9.2  Survival.   Sections 4.4, 4.5, 5.1, 6.2, 6.3, 6.4, 6.5, 6.6, 7, 8, 9.2,
 and 10.6 shall survive the termination of this Agreement for any reason.

 9.3 Effect of Termination. Upon termination of this Agreement for any reason, the rights and licenses granted to Licensee under this Agreement shall immediately terminate. Upon such termination Licensee shall immediately destroy or return to GETS all tangible items in its possession or control which are proprietary to GETS, including the Software, Source Materials, the other Confidential Information of GETS, and all copies and portions thereof. Within thirty (30) days after termination of this
 Agreement, Licensee shall certify to GETS in writing that it has complied with the foregoing requirements.

 10.  GENERAL

 10.1 Export Regulations. It is understood that GETS and the information and technology disclosed and licensed hereunder may be subject to regulation by the United States government. Licensee and its Customers shall comply with all export laws, regulations and orders of the United States government and all foreign agencies and authorities, and shall not disclose, export, or allow the export or re-export of any product, technology or information in violation thereof.

 10.2 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by the Parties, arbitration will take place in Dallas County, Texas, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

 10.3 Assignment. Licensee may not assign any of its rights or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, without the express written consent of GETS, except that Licensee may assign this Agreement without the consent of GETS in the event of a merger, acquisition or sale of substantially all of its assets. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the Parties, the successors and permitted assigns.

 10.4 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party to be charged. No failure or delay by either Party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy. The waiver by a party of any default, breach or noncompliance under this Agreement shall not operate as a waiver of such party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-compliance (whether of the same or any other nature).

 10.5 Section Headings, Language and Construction. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to "Sections" and "Exhibits" refer to the sections and exhibits of this Agreement. The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any subdivision contained in this Agreement. The words "include" and "including" when used herein are not exclusive and mean "include, without limitation" and "including, without limitation," respectively.

 10.6 Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Texas, excluding conflict of laws provisions. All disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction and venue of the federal and state courts in Dallas County, Texas, and the parties consent to the personal and exclusive jurisdiction of such courts.

 10.7 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered effective on the earlier of actual receipt or (a) the day following transmission if sent by facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (b) one (1) day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (c) five (5) days after posting when sent by certified United States mail. Notice shall be sent to each of GETS and Licensee at the addresses set forth on the signature page of this Agreement, or at such other address as notified to the other in accordance with this Section 10.7 from time to time.

 10.8 Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

 10.9 Severability. If, for any reason, a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible and the remainder of this Agreement will continue in full force and effect if the resulting Agreement effects the original intent of the Parties. The Parties shall negotiate in good faith toward an enforceable substitute provision that most nearly achieves the intent and economic effect of the invalid or unenforceable provision.

 10.10 Entire Agreement. This Agreement constitutes the final, complete and exclusive agreement between the Parties, and supersedes all prior and contemporaneous agreements with respect to the subject matter hereof. All different or additional terms or conditions in any Licensee purchase order or other document issued by Licensee shall be null and void. In the event of a conflict between this Agreement and the Statement of Work, this Agreement shall govern unless the Parties expressly agree to the contrary.

 10.11 Force Majeure. Except for Licensee's obligations to pay GETS hereunder, neither Party shall be liable to the other Party for any failure or delay in performance caused by (i) acts of God, war, fire, flood, riot, power failure, embargo, governmental acts, man-made or natural disasters, earthquakes, or strike; or (ii) any other reason where failure to perform is beyond the reasonable control (not including internal matters that are solely within the non-performing party's power to control; provided that such internal matters solely within the non-performing party's control shall include personnel matters and the availability and functionality of equipment other than as specifically identified in (i) above) of the non-performing Party.

 10.12 Government Rights. The Software and accompanying Documentation are deemed to be "commercial computer software" and "commercial computer software documentation," respectively, pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Any use, modification, reproduction, release, performance, display, or disclosure thereof by the U.S. Government shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this Agreement.

 10.13 Counterparts. The Parties have shown their acceptance of this Agreement by causing it to be executed below by their duly authorized representatives. This Agreement may be executed in counterparts which together shall constitute one agreement, and each Party agrees that a copy of a counterpart executed by it and sent to the other by any method including without limitation facsimile shall constitute acceptance of this Agreement.


 GETS, LLC

 By: /s/ C. RIVADALLA
    ------------------------------
 Name:     Christian Rivadalla

 Title:    Chief Executive Officer

 Address:

 1380 West Auto Drive
 Tempe, Arizona
 Facsimile: 480.831.1108



 PEGASUS SOLUTIONS, INC.

 By: /s/ JOHN F. DAVIS, III
    ------------------------------
 Name: John F. Davis, III

 Title: President and CEO

 3811 Turtle Creek Boulevard, #1100
 Dallas, Texas 75219
 Attention: General Counsel
 Facsimile:  (214) 522-8488

                                  EXHIBIT A


                               ESCROW AGREEMENT


                       Account Number ______________________

 This Agreement is effective as of __________________, 2000 among The Oaks Bank & Trust Company, having a place of business at 2522 McKinney Ave., Dallas, Texas 75219 ("Oaks"), GETS, LLC, an Arizona limited liability company, having a place of business at 1380 W. Auto Drive, Tempe, Arizona 85284 ("Depositor") and Pegasus Solutions, Inc., a Delaware corporation, having a place of business at 3811 Turtle Creek Boulevard, #1100, Dallas, Texas 75219 ("Registrant"), who collectively may be referred to in this Agreement as "the parties."

      A. Depositor and Registrant have entered into a written agreement titled "Software License Agreement.," having an effective date of November _____, 2000 regarding certain proprietary technology of Depositor (referred to in this Agreement as the "License Agreement").

      B.   Depositor  desires  to   avoid  disclosure   of  its   proprietary
 technology except under certain limited circumstances.

      C. The availability of the proprietary technology of Depositor may be important to Registrant in the conduct of its business and, therefore, Registrant needs access to the proprietary technology under certain limited circumstances.

      D. Depositor and Registrant desire to establish an escrow with Oaks to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

      E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States Bankruptcy Code, Section 365(n).

 ARTICLE 1  --  DEPOSITS

 1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to Oaks the deposit materials as defined in the License Agreement (the "Deposit Materials") and as identified on Exhibit A.

 1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to Oaks, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to Oaks with the Deposit Materials. Unless and until Depositor makes the initial deposit with Oaks, Oaks shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

 1.3  Deposit Inspection.  When  Oaks receives the Deposit Materials and  the
 Exhibit B, Oaks will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Registrant may elect to cause a verification of the Deposit Materials in accordance with Section 1.5 below. Under no circumstances shall Oaks be responsible for the content of any item of the Deposit Materials delivered to Oaks by Depositor.

 1.4 Acceptance of Deposit. At completion of the deposit inspection, if Oaks determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, Oaks will date and sign the Exhibit B and mail a copy thereof to Depositor and Registrant. If Oaks determines that the labeling does not match the item descriptions or quantity on the Exhibit B, Oaks will (a) note the discrepancies in writing on the Exhibit B;
 (b) date and sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Registrant. Oaks' acceptance of the deposit occurs upon the signing of the Exhibit B by Oaks. Delivery of the signed Exhibit B to Registrant is Registrant's notice that the Deposit Materials have been received and accepted by Oaks.

 1.5 Verification. Registrant shall have the right, at Registrant's expense, to cause a verification of any Deposit Materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. In any event, registrant may appoint either (a) an independent firm of certified public accountants of national reputation or (b) an independent, professional computer-programming consultant mutually agreeable to Depositor and Registrant to inspect, compile, test, and review the materials delivered to Oaks by Depositor, (subject to appropriate undertakings of confidentiality and restrictions on subsequent use or disclosure) at any time, and Oaks shall permit such inspections and testing promptly upon request. Except as otherwise authorized by Depositor (which authorization will not be unreasonably withheld), such inspections and testing shall be conducted at the offices of the Oaks.

 1.6  Removal  of Deposit Materials.   The Deposit  Materials may be  removed
 and/or exchanged only on written instructions signed by Depositor and Registrant, or as otherwise provided in this Agreement.

 ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

 2.1 Confidentiality. Oaks shall maintain the Deposit Materials in a secure, environmentally safe, locked receptacle which is accessible only to authorized representatives of Oaks. Oaks shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, Oaks shall not disclose, transfer, make available, or use the Deposit Materials. Oaks shall not disclose the content of this Agreement to any third party. If Oaks receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, Oaks will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Registrant to challenge any such order; provided, however, that Oaks does not waive its rights to present its position with respect to any such order. Oaks will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

 2.2 Status Reports. Oaks may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

 2.3 Audit Rights. During the term of this Agreement, Depositor and Registrant shall each have the right to inspect the written records of Oaks pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

 ARTICLE 3  --  GRANT OF RIGHTS TO OAKS

 3.1 Title to Media. Depositor hereby transfers to Oaks the title to the media upon which the Deposit Materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

 3.2 Right to Transfer Upon Release. Depositor hereby grants to Oaks the right to provide the Deposit Materials to Registrant upon any release of the Deposit Materials for use by Registrant in accordance with Section 4.4. Except upon such a release or as otherwise provided in this Agreement, Oaks shall not transfer the Deposit Materials.

 ARTICLE 4 -- RELEASE OF DEPOSIT

 4.1  Release Conditions.   As used in  this Agreement, "Release  Conditions"
 shall have the meaning set forth in Section 3.3(a) of the License Agreement.

 4.2 Filing For Release. If Registrant believes in good faith that a Release Condition has occurred, Registrant may provide to Oaks written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, Oaks shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by commercial express mail.

 4.3  Release  of Deposit.  Oaks is  entitled to  receive any  fees due  Oaks
 before making the  release of the  Deposit Materials.   This Agreement  will
 terminate upon the release of the Deposit Materials held by Oaks.

 4.4 Right to Use Following Release. Upon release of the Deposit Materials in accordance with this Article 4, Registrant shall have the right to use the Deposit Materials solely in accordance with the License Agreement. Registrant shall be obligated to maintain the confidentiality of the released Deposit Materials in accordance with the License Agreement.

 ARTICLE 5  --  TERM AND TERMINATION

 5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Registrant jointly instruct Oaks in writing that the Agreement is terminated; or (b) the Agreement is terminated by Oaks for nonpayment in accordance with Section 5.2.

 5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to Oaks, Oaks shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to Oaks to cure the default. If the past due payment is not received in full by Oaks within one month of the date of such notice, then Oaks shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. Oaks shall have no obligation to take any action under this Agreement so long as any payment due to Oaks remains unpaid.

 5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement, Oaks shall destroy, return, or otherwise deliver the Deposit Materials in accordance with instructions from Depositor. If there are no instructions, Oaks may, at its sole discretion, destroy the Deposit
 Materials or return them to Depositor. Oaks shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with Oaks.

 5.4  Survival  of Terms  Following Termination.   Upon  termination of  this
 Agreement, the following provisions of this Agreement shall survive:

 The obligations of confidentiality with respect to the Deposit Materials;

 The obligation to pay Oaks any fees and expenses due;

 The provisions of Article 7 hereof; and

 Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

 ARTICLE 6  --  OAKS' FEES

 6.1 Fee Schedule. Oaks is entitled to be paid its standard fees and expenses applicable to the services provided. Oaks shall notify Registrant, the party solely responsible for payment of Oaks' fees, at least 90 days prior to any increase in fees. For any service not listed on Oaks' standard fee schedule, Oaks will provide a quote prior to rendering the service, if requested.

 6.2 Payment Terms. Oaks shall not be required to perform any service unless the payment for such service and any outstanding balances owed to Oaks are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, Oaks may terminate this Agreement in accordance with Section
 5.2. Past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

 ARTICLE 7  --  LIABILITY AND DISPUTES

 7.1 Right to Rely on Instructions. Oaks may act in reliance upon any instruction, instrument, or signature reasonably believed by Oaks to be genuine. Oaks may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Oaks shall not be responsible for failure to act as a result of causes beyond the reasonable control of Oaks.

 7.2 Release and Indemnification of Oaks. Depositor and Registrant, jointly and severally, do hereby (a) release, and agree to indemnify and hold harmless, Oaks from and against any and all liability for losses, damages, and expenses (including attorneys' fees) that may be incurred by it on account of any action taken by Oaks in good faith pursuant to this Agreement, and (b) agree to defend and indemnify Oaks from and against any and all claims, demands, or actions arising out of or resulting from any action taken by Oaks in good faith pursuant to this Agreement.

 7.3   Dispute Resolution.   Any  dispute relating  to or  arising from  this
 Agreement shall  be  resolved  pursuant  to  Section  10.2  of  the  License
 Agreement.

 7.4  Controlling Law.   This Agreement  is to be  governed and construed  in
 accordance with the laws of the State of Texas, without regard to its conflict of law provisions.

 7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct Oaks to take, or refrain from taking any action, that party shall:

           a. Give Oaks at least five business days' prior notice of the hearing;
           b. Include in any such order that, as a precondition to Oaks' obligation, Oaks be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and
           c. Ensure that Oaks not be required to deliver the original (as opposed to a copy) of the Deposit Materials if Oaks may need to retain the original in its possession to fulfill any of its other duties.

 ARTICLE 8  --  GENERAL PROVISIONS

 8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. Oaks is not a party to the License Agreement between Depositor and Registrant, but a copy of the License Agreement will be included with the Deposit Materials. Oaks' only obligations to Depositor or Registrant are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit B need not be signed by Registrant and Exhibit C need not be signed. Oaks shall be regarded as an independent custodian of the materials delivered to Oaks by Depositor, and under no circumstance will Oaks be considered an agent or trustee of Depositor or Registrant.

 8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

 8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

 8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, Oaks shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Registrant unless Oaks receives written notice from Depositor or Registrant of the change of parties.

 8.5 Regulations. Depositor and Registrant are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

 8.6 Limited Duty of Inquiry. Anything herein to the contrary notwithstanding, Oaks shall not be required to inquire into the truth of any statements or representations contained in any notices, certificates, or other documents required or permitted hereunder, and it may assume that the signatures on any such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to issue such document, and that all actions necessary to render any such documents binding on any party thereto have been duly undertaken. Without limiting the foregoing, Oaks may in its discretion require from Depositor, additional documents which it deems to be necessary or appropriate to aid it in the course of performing its obligations hereunder.

 8.7 Right to Interpleader. Notwithstanding any other provision of this Agreement, in the event Oaks receives conflicting demands from Depositor or Registrant respecting the release of the Deposit Materials to Registrant, Oaks may, in its sole discretion, file an interpleader action with respect thereto in any court of competent jurisdiction and place the Deposit Materials with the clerk of the court or withhold release of the Deposit Materials until instructed otherwise by court order.

      GETS, LLC, Depositor             Pegasus  Solutions, Inc., Registrant

      By:_______________________       By:_______________________

      Name:_____________________       Name:_____________________

      Title:____________________       Title:____________________

      Date:_____________________       Date:_____________________


                THE OAKS BANK & TRUST COMPANY

                By:________________________________

                Name:______________________________

                Title:_____________________________

                Date:______________________________

                                                                    EXHIBIT A

                             MATERIALS TO BE DEPOSITED

                       Account Number ______________________

      Depositor represents to Registrant that Deposit Materials delivered to Oaks shall consist of the following:

      __________________________       __________________________

      Depositor                        Registrant

      By:_______________________       By:_______________________

      Name: Christian Rivadalla        Name:_____________________

      Title:   Chief   Executive       Title:____________________

      Date:_____________________       Date:_____________________

                                                                    EXHIBIT B

                            DESCRIPTION OF DEPOSIT MATERIALS

      Depositor Company Name _____________________________________

      Account Number _____________________________________________

      Product Name____________________________Version_____________

      DEPOSIT MATERIAL DESCRIPTION:

      Quantity                 Media Type & Size___________

                               ____________________________

                               Label Description of Each Separate Item

                               (Please use other side if additional space
                                is needed)

           Disk 3.5" or ____


           DAT tape ____mm


           CD-ROM


           Data cartridge tape ____


           TK 70 or ____ tape


           Magnetic tape ____


           Documentation


           Other ______________________


      PRODUCT DESCRIPTION:

      Operating System____________________________________________

      Hardware Platform___________________________________________

                                                            EXHIBIT B (con't)



      Deposit Materials have been transmitted to Oaks:_____materials (any exceptions are noted above):





                                    By____________________________________

                                    Print Name______________________________

                                    Title___________________________________

                                    Date Accepted___________________________

                                    Exhibit B#______________________________



      Send materials to: The Oaks Bank & Trust Company, 2522 McKinney Ave., Dallas, Texas 75219, (214) 361-7400

                                                                    EXHIBIT C

                                DESIGNATED CONTACT

                       Account Number ______________________



 Notices, deposit material
 returns and communications to
 Registrant should be addressed
 to:

 Pegasus Solutions, Inc.

 Address:3811 Turtle Creek
 Blvd., Suite 1100
 Dallas, Texas  75219


 Designated Contact: Bob Bennett

 Telephone:214-528-5656

 Facsimile:214-528-5675


 Notices and communications       Invoices to Depositor should be
 to Depositor should be           addressed to:
 addressed to:

 GETS, LLC                        GETS, LLC

 1380 W. Auto Drive             1380 W. Auto Drive
 Tempe, Arizona 85284           Tempe, Arizona85284

 Designated Contact:            Contact:
 Telephone:                     (Ph.) /(Fx.)

 Facsimile:                     P.O.#, if
                                required:___________________

      Requests from Depositor or Registrant to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Registrant.

                                                            EXHIBIT C (con't)



 Contracts, Deposit Materials     Invoice inquiries and fee
 and notices to Oaks should be    remittances to Oaks should be
 addressed to:                    addressed to:

 The Oaks Bank & Trust Company    The Oaks Bank & Trust Company

 2522 McKinney Ave.               2522 McKinney Ave.

 Dallas, Texas 75219              Dallas, Texas 75219

 Telephone:  (214) 361-7400       Telephone: (214) 361-7400

 Facsimile:                       Facsimile:
 ___________________________      _______________________________

                                  EXHIBIT B

                                     Site

 Pegasus' offices and DATA Center located in Phoenix, Arizona

                                  EXHIBIT C

                              Statement of Work

                                  EXHIBIT D

                    TERMS REQUIRED IN SUBLICENSE AGREEMENT

      The Parties agree that each Sublicense Agreement between Licensee and any Sublicensee for the Software and Documentation, shall require that the Sublicensee agree to the following:



      1. Title to the Software and Documentation does not pass to the Sublicensee.

      2. Sublicensee only obtains a nonexclusive license to use the Software and Documentation.

      3. Sublicensee shall not make any further copies of the Software and Documentation.

      4. Sublicensee shall not transfer or license the use of all or any portion of the Software and Documentation to any third party or entity.

      5. The Software and Documentation constitute highly valuable property of Licensor and contains copyrighted expression, trade secrets and confidential information owned by Licensor.

      6. Sublicensee shall observe (and take precautions to ensure its employees observe) complete confidentiality with respect to the Software and Documentation and shall not disclose all or a portion thereof to any third party or entity, except to its employees as required in the course of their employment.

      7. Sublicensee shall not decompile, disassemble or otherwise reverse engineer the Software.

      8. The obligation set forth above shall survive any expiration of the term of the Sublicense Agreement.